EXHIBIT 10.3

                                OPTION AGREEMENT

     This Stock Option Agreement (this "Option Agreement") is entered into as of July 28, 2005 between INTERLAND, INC., a Minnesota corporation (the "Company" or "Interland") and JEFFREY M. STIBEL ("Executive").

     Interland, Executive and the Company are parties to an employment agreement dated of even date herewith (the "Employment Agreement").

     In accordance with paragraph 4(c) of the Employment Agreement, in connection with Executive's entering into employment with the Company, Executive is to receive a stock option grant with respect to ONE MILLION SEVEN HUNDRED THOUSAND (1,700,000) shares of the common stock, no par value per share, of Interland (the "Common Stock").

     Therefore, the parties agree as follows:

     1. Grant of Non-Qualified Stock Option. Interland hereby grants to Executive the right and option to purchase from Interland, on the terms and subject to the conditions set forth in this Option Agreement, 1,700,000 shares of Common Stock (such shares, the "Option Shares"; such option, the "Option"). The date of grant of the Option (the "Grant Date") is July 28, 2005. THE OPTION IS NOT TO CONSTITUTE AN INCENTIVE STOCK OPTION WITHIN THE MEANING OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     2. Exercise Price of the Option. The exercise price for the Option Shares is $2.29 per share, the closing price of the Common Stock on the NASDAQ National Market on the Grant Date as reported by Nasdaq National Market System (the "Exercise Price").

     3. Vesting of the Option. Subject to the earlier expiration or termination of this Option in accordance with its terms, the Option Shares granted under this Option Agreement will be exercisable as follows:

     (a) Time-Vested Option Shares. Subject to subparagraph 3(c), the Option Shares will vest and become exercisable at the rate of 47,222 shares per month, commencing August 28, 2005. On the three-year anniversary of the Grant Date, all unvested shares shall vest and become exercisable

     (b) Discretionary Acceleration of Exercisability. The Compensation Committee of the Board of Directors of Interland (the "Compensation Committee") may, in its sole discretion except as provided in subparagraph 3(c), accelerate the exercisability of all or a portion of Option Shares without regard to whether the requirements for exercisability thereof in this Section 3 have been met.



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     (c) Mandatory Acceleration of Exercisability. Upon termination of
Executive's employment pursuant to Sections 5.2, 5.3 or 5.4 of the Employment Agreement, all shares subject to the Option will vest and automatically become exercisable. Notwithstanding the provisions of Section 6 below, in the event that at the time any such termination of Executive's employment, the Company's stock is not then listed on a national stock exchange or quoted on the Nasdaq National Market System or Nasdaq SmallCap, the Options will remain exercisable by Executive until such time as the underlying the shares are so listed or quoted, but no longer than the eighty (8th) anniversary of the Grant Date.

     4. Method of Exercise of Option.

     (a) To the extent then exercisable, Executive may exercise the Option in whole or in part; except that no single exercise of the Option is to be for less than 100 Option Shares, unless at the time of the exercise, the maximum number of Option Shares available for purchase under the Option is less than 100 Option Shares. In no event is the Option to be exercised for a fractional share of Common Stock.

     (b) To exercise the Option, Executive shall give written notice to Interland stating the number of shares for which the Option is being exercised and the intended manner of payment. The date of this notice shall be the exercise date. The notice must be accompanied by payment in full of the aggregate Exercise Price, either by cash, check, note, by delivery of a copy of instructions to a broker directing such broker to sell the Option Shares for which this Option is exercised, and to remit to the Company the aggregate Exercise Price of such Option Shares (accompanied by a confirmation of sale and a broker's undertaking to follow such directions), or any other instrument acceptable to the Compensation Committee. Payment in full or in part may also be made in the form of shares of Common Stock already owned by Executive based, in each case, on the Market Price of the shares of Common Stock on the date the Option is exercised; except that in no event is payment in full or in part for the exercise of an Option to be made with any Option Shares that, as of the date of exercise of the Option, have been owned by Executive less than six months. If the payment is in the form of shares of Common Stock, then the certificate or certificates representing the those shares must be duly executed in blank by Executive or must be accompanied by a stock power duly executed in blank suitable for purposes of transferring those shares to Interland. Fractional shares of Common Stock will not be accepted in payment of the purchase price of Option Shares. Interland shall not issue Option Shares until full payment for them has been made.

     (c) As soon as practicable upon Interland's receipt of Executive's notice of exercise and payment, Interland shall direct the due issuance of the shares so purchased.

     (d) As a further condition precedent to the exercise of this Option in whole or in part, Executive shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Common Stock and accordingly shall execute any documents that the Board of Directors of Interland (the "Interland Board"), in its sole discretion, deems reasonably necessary or advisable to effect such compliance.



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     (e) In the case of Executive's death, the Option, to the extent exercisable, may be exercised by the executor or administrator of Executive's estate or by any person or persons who have acquired the Option directly from Executive by bequest or inheritance.

     5. Non-Transferability of Options. Executive shall not assign or transfer the Option, other than by will or the laws of descent and distribution. During Executive's lifetime, only Executive (or, in the event of legal incapacity or incompetency, Executive's guardian or legal representative) may exercise the Option. Notwithstanding the foregoing, however, Executive, with the approval of the Compensation Committee, may transfer the Option for no consideration to or for the benefit of Executive's Immediate Family (including, without limitation, to a trust for the benefit of Executive's Immediate Family or to a partnership or limited liability company for one or more members of Executive's Immediate Family, subject to such limits as the Compensation Committee may establish, and the transferee(s) shall remain subject to all the terms and conditions applicable to the Option prior to transfer. The term "Immediate Family" means Executive's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include Executive).

     6. Termination of Option.

     (a) Unless vested , the portion of the Option that is not exercisable pursuant to paragraph 3 as of the date of termination of Executive's employment by the Company will terminate automatically as of that date.

     (b) This Option Agreement and any portion of the Option not either terminated pursuant to subparagraph 6(a) or already exercised will terminate automatically and without further notice at the close of business on the earliest of the following dates: (i) immediately upon termination of Executive's employment if such termination is pursuant to Section 5.1 of the Employment Agreement; (ii) on the first anniversary of termination of Executive's employment, if such termination is pursuant to Sections 5.2, 5.3 or 5.4 of the Employment Agreement; or (iii) in any event, the eighth (8th) anniversary of the Grant Date.

     (c) In no event may the Option be exercised, in whole or in part, after termination pursuant to subparagraphs 6(a) and 6(b).

     7. Investment Representations. Interland may require Executive, as a condition of exercising the Option, to give written assurances in substance and form satisfactory to Interland to the effect that Executive is acquiring the Option Shares for Executive's own account for investment and not with any present intention of selling or otherwise distributing them, and to such other effect as Interland deems necessary or appropriate in order to comply with applicable federal and state securities laws.

     8. Registration of Option and Option Shares. As soon as practicable after the date hereof, Interland shall file a registration statement on Form S-8 under the Securities Act of 1934, as amended, to register the resale of the Option Shares.



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     9. Compliance with Law. The Option is subject to the requirement that, if at any time counsel to Interland determines that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of the Option Shares, then the Option may not to be exercised, in whole or in part, unless the listing, registration, qualification, consent or approval has been effected or obtained on conditions acceptable to the Compensation Committee. Nothing in this Option Agreement will be deemed to require Interland to apply for or to obtain the listing, registration, qualification, consent or approval.

     10. Recapitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of Interland by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by Interland's shareholders, the number and kind of Option Shares and the Exercise Price for the Option Shares are to be proportionately adjusted; except that no fractional Option Shares are to be issued or made subject to the Option in making the foregoing adjustments. All adjustments made by the Compensation Committee under this paragraph 10 will be final, conclusive and binding upon Executive.

     11. Reorganization. If, while all or any portion of the Option remains exercisable, Interland proposes to merge or consolidate with another corporation, whether or not Interland is to be the surviving corporation, or if Interland proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding shares of Common Stock are to be sold, then the Compensation Committee will make appropriate provision for the protection of the Option by the substitution on an equitable basis of either (A) appropriate stock of the surviving corporation or its parent in the merger or consolidation, or other reorganized corporation that will be issuable in respect to the Option Shares then exercisable, or (B) any alternative consideration as the Compensation Committee, in good faith, may determine to be of reasonably equivalent value in the circumstances; and, in either case, require in connection therewith the surrender of the Option so replaced. In any such case, the Compensation Committee may, in its discretion, accelerate the date on which the Option, in whole or in part, becomes exercisable.

     12. Rights as Shareholder. Neither Executive nor any executor, administrator, distributee or legatee of Executive's estate will have any of the rights or privileges of, a shareholder of Interland in respect of any of the Option Shares unless and until those Option Shares have been fully paid and certificates representing those Option Shares have been endorsed, transferred and delivered, and the name of Executive (or of Executive's personal representative, administrator, distributee or legatee of Executive's estate) has been entered as the shareholder of record on Interland's books.

     13. Withholding of Taxes. Interland's obligation to deliver Options Shares upon exercise of the Option is subject to Executive's satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to Interland.



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     14. No Special Employment Rights. No provision in this Option Agreement will be deemed to grant to Executive any right with respect to Executive's continued employment with, or other engagement by, the Company or any subsidiary, parent or affiliate or interfere in any way with the ability of the Company or any subsidiary, parent or affiliate at any time to terminate Executive's employment or other engagement or to increase or decrease Executive's compensation from the rate in existence at the Grant Date.

     15. Other Employee Benefits. The amount of any compensation deemed to be received by Executive as a result of the exercise of the Option or the sale of Option Shares received upon the exercise will not constitute "earnings" with respect to which any other benefits of Executive are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

     16. Interpretation of this Option Agreement. All decisions and interpretations made by the Interland Board or the Compensation Committee with regard to any question arising under this Option Agreement will be binding and conclusive on Interland and Executive and any other person entitled to exercise the Option as provided for in this Option Agreement.

     17. Choice of Law. This Option Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

     18. Successors and Assigns. Subject to paragraph 5, this Option Agreement is to bind and inure to the benefit of and be enforceable by Executive, Interland and their respective heirs, executors, personal representatives, successors and assigns.

     19. Notices. Any notice provided for in this Option Agreement must be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:

                  Notices to Executive:

                           Jeffrey M. Stibel
                           28910 Hampton Place
                           Malibu, California 90265

                  Notices to Interland:

                           Interland, Inc.
                           303 Peachtree Center Avenue
                           Suite 500
                           Atlanta, Georgia 30303
                           Attn: General Counsel

or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Option Agreement will be deemed to have been given when so delivered, sent or mailed.



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     20. Severability. Whenever possible, each provision of this Option
Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any particular jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Option Agreement shall be reformed, construed and enforced in the particular jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

     21. Complete Agreement. This Option Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

     22. Amendment and Waiver. Subject to the next sentence, the provisions of this Option Agreement may be amended or waived only with the prior written consent of Interland and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Option Agreement is to affect the validity, binding effect or enforceability of this Option Agreement. Interland unilaterally may waive any provision of this Option Agreement in writing to the extent that the waiver does not adversely affect the interests of Executive under this Option Agreement, but the waiver is not to operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Option Agreement.

                          [ SIGNATURE PAGE TO FOLLOW ]




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     The parties are signing this Option Agreement as of the date stated in the introductory clause.

                                        INTERLAND, INC.



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:



                                        ----------------------------------------
                                        Jeffrey M. Stibel



                     [ Signature Page to Option Agreement ]